EXHIBIT 21

                       Subsidiaries of the Registrant
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As of March 22, 1996, the following is a list of the parent (Registrant)
and its subsidiaries, together with their subsidiaries. Except as noted, all voting securities of the listed subsidiaries are 100% beneficially owned by the Registrant or a subsidiary thereof.


                                               State or Country               Number
                                               of Incorporation               of
   Name of Company                             or Organization                Parent
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
1  EG&G, Inc.                                  Massachusetts                  N/A
2  EG&G Alabama, Inc.                          Alabama                        1
3  EG&G Aluminum, Inc.                         Delaware                       33
4  EG&G Astrophysics Research Corporation      California                     1
5  EG&G Automotive Research, Inc.              Texas                          22
6  EG&G Birtcher, Inc.                         California                     33
7  EG&G Benelux B.V.                           Netherlands                    73 (77%) 1 (23%)
8  EG&G Canada Investments, Inc.               Canada                         86
9  EG&G Canada Limited                         Canada                         1 (10%) 28 (43.5%) 38(46.5%)
10 EG&G Chandler Engineering Company           Oklahoma                       1
11 EG&G Defense Materials, Inc.                Utah                           1
12 EG&G do Brasil Ltda.                        Brazil                         22 (95%) 85 (5%)
13 EG&G Dynatrend, Inc.                        Delaware                       1
14 EG&G E.C.                                   Bahrain                        22
15 EG&G Energy Measurements, Inc.              Nevada                         1
16 EG&G Environmental, Inc.                    Delaware                       1
17 EG&G Exporters Ltd.                         U.S. Virgin Islands            22
18 EG&G Florida, Inc.                          Florida                        1
19 EG&G Flow Technology, Inc.                  Arizona                        1
20 EG&G Gamma Scientific, Incorporated         Delaware                       22
21 EG&G GmbH                                   Germany                        22
22 EG&G Holdings, Inc.                         Massachusetts                  1 (87%) 24 ( 6%) 71 (5%)
10(2%)
23 EG&G Idaho, Inc.                            Idaho                          22
24 EG&G Instruments, Inc.                      Delaware                       22
25 EG&G Instruments GmbH                       Germany                        1
26 EG&G International, Ltd.                    Cayman Islands                 22
27 EG&G Japan, Inc.                            Delaware                       22
28 EG&G Judson Infrared, Inc.                  Pennsylvania                   1
29 EG&G KT Aerofab, Inc.                       California                     22
30 EG&G Langley, Inc.                          Virginia                       18
31 EG&G Ltd.                                   United Kingdom                 22 (80.9%) 4 (19.1%)
32 EG&G Management Systems, Inc.               New Mexico                     1
33 EG&G Metals, Inc.                           Massachusetts                  1
34 EG&G Missouri Metal Shaping Company         Missouri                       22
35 EG&G Mound Applied Technologies, Inc.       Ohio                           1
36 EG&G Omni, Inc.                             Philippines                    22
37 EG&G Power Systems, Inc.                    California                     1
38 EG&G Pressure Science Incorporated          Maryland                       22
39 EG&G Rocky Flats, Inc.                      Colorado                       1
40 EG&G Sealol Eagle, Inc.                     Delaware                       42 (51%)
41 EG&G Sealol Ltd. (Sealol Egypt)             Egypt                          22 (22%) 26 (78%)
42 EG&G Sealol, Inc.                           Delaware                       22
43 EG&G Services, Inc.                         Delaware                       1
44 EG&G Special Projects, Inc.                 Nevada                         1
45 EG&G Star City, Inc.                        Ohio                           2
46 EG&G Structural Kinematics, Inc.            Michigan                       1
47 EG&G S.A.                                   France                         26
48 EG&G SpA                                    Italy                          22
49 EG&G Technical Services                     West Virginia                  51
   of West Virginia, Inc.
50 EG&G Ventures, Inc.                         Massachusetts                  1
51 EG&G Washington Analytical                  District of Columbia           1
   Services Center, Inc.
52 EG&G Watertown, Inc.                        Massachusetts                  73
53 Antarctic Support Associates (Partnership)  Colorado                       1 (40%)
54 Benelux Analytical Instruments S.A.         Belgium                        1 (92.3%)
55 Berthold Analytical Instruments, Inc.       Delaware                       1
56 Berthold A.G.                               Switzerland                    58
57 Berthold France S.A.                        France                         47
58 Berthold GmbH                               Germany                        1
59 Berthold Munchen GmbH                       Germany                        67 (60%)
60 Biozone Oy                                  Finland                        83
61 B.A.I. GmbH                                 Austria                        58
62 Eagle EG&G Aerospace Co. Ltd.               Japan                          1 (49%)
63 EC III, Inc.                                New Mexico                     1 (50%)
64 Heimann Optoelectronics GmbH                Germany                        67
65 Heimann Shenzhen Optoelectronics Co. Ltd.   China                          64  (90%)
66 IC Sensors, Inc.                            California                     1
67 Laboratorium Prof. Dr. Rudolf               Germany                        21 (58.0%) 25 (2.3%)
5(39.7%)
   Berthold GmbH & Co. KG
68 NOK EG&G Optoelectronics Corporation        Japan                          1 (49%)
69 Pribori Oy                                  Finland                        83
70 PT EG&G Heimann Optoelectronics             Indonesia                      22
71 Reticon Corporation                         California                     1
72 Reynolds Electrical & Engineering Co., Inc. Texas                          1
73 Rotron Incorporated                         New York                       1
74 Science Support Corporation                 Delaware                       1
75 Sealol Hindustan Limited                    India                          42 (20%)
76 Sealol S.A.                                 Venezuela                      42
77 Seiko EG&G Co. Ltd.                         Japan                          1 (49%)
78 Shanghai EG&G Reticon                       China                          71 (50%)
   Optoelectronics Co. Ltd
79 Societe Civile Immobiliere                  France                         1 (82.5%) 57 (17.5%)
80 Vactec, Inc.                                Missouri                       1
81 WALLAC A/S                                  Denmark                        83
82 WALLAC Norge AS                             Norway                         83
83 WALLAC Oy                                   Finland                        22
84 WALLAC Sverige AB                           Sweden                         83
85 WALLAC, Inc.                                Maryland                       1
86 Wellesley B.V.                              Netherlands                    87
87 Wickford N.V.                               Netherlands Antillies          26
88 Wright Components, Inc.                     New York                       1
89 ZAO Pribori                                 Russia                         69
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